Exhibit 99.1

Harrow Announces First-Quarter 2025 Financial Results

First-Quarter 2025 and Recent Selected Highlights:

●	Revenues of $47.8 million, a 38% increase over $34.6 million recorded in prior-year period
●	VEVYE revenues increased to $21.5 million, a 35% increase from $16.0 million in the fourth quarter 2024
●	Cash flow from operations reached a record high of $19.7 million
●	GAAP net loss of $(17.8) million
●	Adjusted EBITDA of $(2.0) million
●	Cash and cash equivalents of $66.7 million as of March 31, 2025
●	VEVYE® Access for All launch in mid-March is accelerating market share capture and revenue growth

NASHVILLE, Tenn., May 8, 2025 – Harrow (Nasdaq: HROW), a leading North American eyecare pharmaceutical company, announced results for the first quarter ended March 31, 2025. The Company also posted its first quarter Letter to Stockholders and corporate presentation to the “Investors” section of its website, harrow.com. The Company encourages all Harrow stockholders to review these documents, which provide additional details concerning the historical quarterly period and future expectations for the business.

“During the first quarter, the Harrow team advanced key commercial initiatives to drive 2025 demand for VEVYE®, IHEEZO®, and TRIESENCE®, including the mid-March launch of the VEVYE® Access for All (VAFA) program,” said Mark L. Baum, Chief Executive Officer of Harrow. “Despite typical first quarter seasonality and initiatives like VAFA, which launched late in the first quarter, we grew revenues by 38% year-over-year. We saw a 35% quarter-over-quarter increase in VEVYE revenues from $16.0 million in the fourth quarter of 2024 to $21.5 million in the first quarter of 2025. Notably, beginning early in the second quarter, we’ve seen a meaningful acceleration in unit demand across our portfolio as year-end stocking inventories were largely depleted, and various commercial initiatives gained traction, providing momentum we expect to continue to build throughout 2025.

“Early VAFA program data has been very promising, with new VEVYE prescription volumes at PhilRx more than quadrupling and prescribers increasing by over 4X, all while maintaining a strong average selling price. Our VEVYE refill rate continues to be buoyant, with the average covered patient receiving nine refills. Given these trends, we believe VEVYE is now poised to become Harrow’s first product to generate annual nine-figure revenue. With the current order flow and potential unit demand expected from soon-to-close pipeline accounts for IHEEZO, TRIESENCE, and other operational improvements across the rest of our business, we remain confident that we will achieve – and hopefully exceed – our 2025 revenue target of over $280 million. We also remain committed to pursuing strategic acquisitions that add high-quality ophthalmic pharmaceutical assets to our best-in-class U.S. commercial platform.”

First-quarter 2025 figures of merit:

	For the Three Months Ended March 31,
	2025	2024
Total revenues	$47,831,000	$34,587,000
Gross margin	68%	69%
Core gross margin(1)	75%	76%
Net loss	(17,780,000)	(13,565,000)
Core net loss(1)	(13,554,000)	(9,789,000)
Adjusted EBITDA(1)	(1,985,000)	227,000
Basic and diluted net loss per share	(0.50)	(0.38)
Core basic and diluted net loss per share(1)	(0.38)	(0.28)

(1)	Core gross margin, core net loss, core basic and diluted net loss per share (collectively, “Core Results”), and Adjusted EBITDA are non-GAAP measures. For additional information, including a reconciliation of such Core Results and Adjusted EBITDA to the most directly comparable measures presented in accordance with GAAP, see the explanation of non-GAAP measures and reconciliation tables at the end of this release.

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Harrow Announces First Quarter 2025 Financial Results

May 8, 2025

Conference Call and Webcast

The Company’s management team will host a conference call and live webcast tomorrow morning, Friday, May 9, 2025, at 8:00 a.m. Eastern time to discuss the first-quarter 2025 results and provide a business update. Participants can access the live conference call via webcast on the “Investors” page of Harrow’s website. To participate via telephone, please register in advance using this link. Upon registration, all telephone participants will receive a confirmation email with detailed instructions, including a unique dial-in number and PIN, for accessing the call. A replay of the conference call webcast will be archived on the Company’s website for one year.

About Harrow

Harrow, Inc. (Nasdaq: HROW) is a leading eyecare pharmaceutical company engaged in the discovery, development, and commercialization of innovative ophthalmic pharmaceutical products for the North American market. Harrow helps eyecare professionals preserve the gift of sight by making its portfolio of pharmaceutical products accessible and affordable to millions of patients each year. For more information about Harrow, please visit harrow.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include, among others, risks related to: liquidity or results of operations; our ability to successfully implement our business plan, develop and commercialize our products, product candidates and proprietary formulations in a timely manner or at all, identify and acquire additional products, manage our pharmacy operations, service our debt, obtain financing necessary to operate our business, recruit and retain qualified personnel, manage any growth we may experience and successfully realize the benefits of our previous acquisitions and any other acquisitions and collaborative arrangements we may pursue; competition from pharmaceutical companies, outsourcing facilities and pharmacies; general economic and business conditions, including inflation and supply chain challenges; regulatory and legal risks and uncertainties related to our pharmacy operations and the pharmacy and pharmaceutical business in general, including the ongoing communications with the U.S. Food and Drug Administration relating to compliance and quality plans at our outsourcing facility in New Jersey; physician interest in and market acceptance of our current and any future formulations and compounding pharmacies generally. These and additional risks and uncertainties are more fully described in Harrow’s filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q, and other filings with the SEC. Such documents may be read free of charge on the SEC’s web site at sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Harrow undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:

Jamie Webb, Director of Communications and Investor Relations

jwebb@harrowinc.com

615-733-4737

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Harrow Announces First Quarter 2025 Financial Results

May 8, 2025

HARROW, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2025	December 31, 2024
	(unaudited)
ASSETS
Cash and cash equivalents	$66,726,000	$47,247,000
All other current assets	102,809,000	142,404,000
Total current assets	169,535,000	189,651,000
All other assets	194,629,000	199,320,000
TOTAL ASSETS	$364,164,000	$388,971,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$186,986,000	$91,343,000
Loans payable, net of unamortized debt discount and current portion	112,501,000	219,539,000
All other liabilities	8,581,000	8,792,000
TOTAL LIABILITIES	308,068,000	319,674,000
TOTAL STOCKHOLDERS’ EQUITY	56,096,000	69,297,000
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$364,164,000	$388,971,000

HARROW, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2025	2024
Total revenues	$47,831,000	$34,587,000
Cost of sales	(15,524,000)	(10,553,000)
Gross profit	32,307,000	24,034,000
Selling, general and administrative	40,513,000	28,813,000
Research and development	3,026,000	2,149,000
Total operating expenses	43,539,000	30,962,000
Loss from operations	(11,232,000)	(6,928,000)
Total other expense, net	(6,548,000)	(6,637,000)
Income tax	-	-
Net loss attributable to Harrow, Inc.	$(17,780,000)	$(13,565,000)
Basic and diluted net loss per share	$(0.50)	$(0.38)

HARROW, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2025	2024
Net cash provided by (used in):
Operating activities	$19,668,000	$(4,628,000)
Investing activities	(212,000)	(110,000)
Financing activities	23,000	(809,000)
Net change in cash and cash equivalents	19,479,000	(5,547,000)
Cash and cash equivalents at beginning of the period	47,247,000	74,085,000
Cash and cash equivalents at end of the period	$66,726,000	$68,538,000

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Harrow Announces First Quarter 2025 Financial Results

May 8, 2025

Non-GAAP Financial Measures

In addition to the Company’s results of operations determined in accordance with U.S. generally accepted accounting principles (GAAP), which are presented and discussed above, management also utilizes Adjusted EBITDA and Core Results, unaudited financial measures that are not calculated in accordance with GAAP, to evaluate the Company’s financial results and performance and to plan and forecast future periods. Adjusted EBITDA and Core Results are considered “non-GAAP” financial measures within the meaning of Regulation G promulgated by the SEC. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting its business. Management believes Adjusted EBITDA and Core Results provide meaningful supplemental information regarding the Company’s performance because (i) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (ii) they exclude the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the Company’s core operating performance; and (iii) they are used by institutional investors and the analyst community to help analyze the Company’s results. However, Adjusted EBITDA, Core Results, and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the Company and the way they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the Company’s competitors.

Adjusted EBITDA

The Company defines Adjusted EBITDA as net loss, excluding the effects of stock-based compensation and expenses, interest, taxes, depreciation, amortization, investment loss, net, and, if any and when specified, other non-recurring income or expense items. Management believes that the most directly comparable GAAP financial measure to Adjusted EBITDA is net loss. Adjusted EBITDA has limitations and should not be considered as an alternative to gross profit or net loss as a measure of operating performance or to net cash provided by (used in) operating, investing, or financing activities as a measure of ability to meet cash needs.

The following is a reconciliation of Adjusted EBITDA, a non-GAAP measure, to the most comparable GAAP measure, net loss, for the three months ended March 31, 2025 and for the same period in 2024:

HARROW, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	For the Three Months Ended March 31,
	2025	2024
GAAP net loss	$(17,780,000)	$(13,565,000)
Stock-based compensation and expenses	4,556,000	4,169,000
Interest expense, net	6,548,000	5,415,000
Income tax	-	-
Depreciation	465,000	432,000
Amortization of intangible assets	4,226,000	2,554,000
Investment loss, net	-	1,248,000
Other income, net	-	(26,000)
Adjusted EBITDA	$(1,985,000)	$227,000

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Harrow Announces First Quarter 2025 Financial Results

May 8, 2025

Core Results

Harrow Core Results, including core gross margin, core net loss, and core basic and diluted loss per share exclude (1) all amortization and impairment charges of intangible assets, excluding software development costs, (2) net gains and losses on investments and equity securities, including equity method gains and losses and equity valued at fair value through profit and loss (FVPL), and preferred stock dividends, and (3) gains/losses on forgiveness of debt. In certain periods, Core Results may also exclude fair value adjustments of financial assets in the form of options to acquire a company carried at FVPL, obligations related to product recalls, certain acquisition-related items, restructuring charges/releases and associated items, related legal items, gains/losses on early extinguishment of debt or debt modifications, impairments of property, plant and equipment and software, as well as income and expense items that management deems exceptional and that are or are expected to accumulate within the year to be over a $100,000 threshold.

The following is a reconciliation of Core Results, non-GAAP measures, to the most comparable GAAP measures for the three months ended March 31, 2025 and 2024:

For the Three Months Ended March 31, 2025
	GAAP Results	Amortization of Certain Intangible Assets	Investment Gains (Losses)	Other Items	Core Results
Gross profit	$32,307,000	$3,780,000	$-	$-	$36,087,000
Gross margin	68%				75%
Operating loss	(11,232,000)	4,226,000	-	-	(7,006,000)
Loss before taxes	(17,780,000)	4,226,000	-	-	(13,554,000)
Taxes	-	-	-	-	-
Net loss	(17,780,000)	4,226,000	-	-	(13,554,000)
Basic and diluted loss per share ($)(1)	(0.50)				(0.38)
Weighted average number of shares of common stock outstanding, basic and diluted	35,826,452				35,826,452

For the Three Months Ended March 31, 2024
	GAAP Results	Amortization of Certain Intangible Assets	Investment Gains (Losses)	Other Items	Core Results
Gross profit	$24,034,000	$2,140,000	$-	$-	$26,174,000
Gross margin	69%				76%
Operating loss	(6,928,000)	2,554,000	-	-	(4,374,000)
Loss before taxes	(13,565,000)	2,554,000	1,248,000	(26,000)	(9,789,000)
Taxes	-	-	-	-	-
Net loss	(13,565,000)	2,554,000	1,248,000	(26,000)	(9,789,000)
Basic and diluted loss per share ($)(1)	(0.38)				(0.28)
Weighted average number of shares of common stock outstanding, basic and diluted	35,469,638				35,469,638

(1)	Core basic and diluted loss per share is calculated using the weighted-average number of shares of common stock outstanding during the period. Core basic and diluted loss per share also contemplates dilutive shares associated with equity-based awards as described in Note 2 and elsewhere in the Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

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